Exhibit 99.1

                      CB&I Reports 2006 Results

               New Awards Up 35%; Backlog Growth of 43%


    THE WOODLANDS, Texas--(BUSINESS WIRE)--Feb. 27, 2007--CB&I
(NYSE:CBI) today reported results for the fiscal year ended Dec. 31, 2006.

    New awards increased 35% to $4.4 billion, compared with $3.3 billion in 2005. Notable awards included a liquefied natural gas (LNG) import terminal in North America, large natural gas processing plants in North America and Africa, an LNG liquefaction train in Australia, storage facilities for a GTL project in the Middle East, and refinery expansion work in both North and South America. Backlog at Dec. 31, 2006, increased 43% to $4.6 billion, compared with $3.2 billion at the end of 2005.

    Revenue in 2006 increased 38% to $3.1 billion, compared with $2.3 billion in 2005, with growth reported in all geographic segments. In North America, revenue grew 23%, primarily as a result of higher backlog of process-related work coupled with the impact of a large LNG award. Revenue growth of 89% in the Europe, Africa, Middle East region primarily resulted from the significant LNG projects under way in the UK. A 5% increase in the Asia Pacific segment was due mainly to steady performance on a major LNG terminal in China, while a 22% increase in Central and South America was a result of higher backlog.

    Net income for 2006 was $117.0 million or $1.19 per diluted share, compared with net income of $16.0 million or $0.16 per diluted share for 2005.

    During 2006, CB&I repurchased $106.7 million in stock. The Company ended the year with cash and cash equivalents of $619 million, compared with $334 million at the end of 2005.

    CB&I is issuing the following guidance for 2007: new awards are expected to be in a range of $5.0 - $5.5 billion; revenue is expected to be in a range of $3.8 - $4.1 billion; and earnings per share are expected to be in a range of $1.35 - $1.50.

    CB&I will host a conference call at 9 a.m. Central time (10 a.m.
EST) Wednesday, Feb. 28, 2007, to discuss financial and operating results, and answer questions from investors.

    The conference call will be broadcast live over the Internet. To access the webcast, go to www.shareholder.com/cbi/medialist.cfm and select the conference call link. Please log on to this Web site at least 15 minutes prior to the start of the call to register and to download and install any necessary audio software. The webcast can also be accessed from the investor relations section of CB&I's Web site (www.CBI.com) by selecting "Presentations and Webcasts".

    For those who are unable to participate in the live call, the webcast of the conference call will be available at the Web sites listed above following the event. In addition, a replay of the conference call can be accessed by telephone at 1-800- 642-1687 (from within the U.S.) or 1-706-645-9291 (from outside the U.S.), passcode 7634337. Both the archived webcast and telephone replay will be available until close of business March 7, 2007.

    Any statements made in this release that are not based on historical fact are forward-looking statements and represent management's best judgment as to what may occur in the future. The actual outcome and results are not guaranteed, are subject to risks, uncertainties and assumptions, and may differ materially from those expressed or implied by any forward- looking statements. A variety of factors could cause business conditions and results to differ materially from what is contained in the forward-looking statements including, but not limited to, the Company's ability to realize cost savings from its expected performance of contracts; the uncertain timing and funding of new contract awards, and project cancellations and operating risks; cost overruns on fixed price, target price or similar contracts whether as the result of improper estimates or otherwise; risks associated with percentage-of-completion accounting; the Company's ability to settle or negotiate unapproved change orders and claims; changes in the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; adverse impacts from weather conditions may affect the Company's performance and timeliness of completion, which could lead to increased costs and affect the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; increased competition; fluctuating revenue resulting from a number of factors, including the cyclical nature of the individual markets in which the Company's customers operate; lower than expected activity in the hydrocarbon industry, demand from which is the largest component of the Company's revenue; lower than expected growth in Company's primary end markets, including but not limited to LNG and clean fuels; risks inherent in acquisitions and the Company's ability to obtain financing for proposed acquisitions; the Company's ability to integrate and successfully operate acquired businesses and the risks associated with those businesses; adverse outcomes of pending claims or litigation or the possibility of new claims or litigation, including but not limited to pending securities class action litigation, and the potential effect on the Company's business, financial condition and results of operations; the ultimate outcome or effect of the pending Federal Trade Commission order on the Company's business, financial condition and results of operations; lack of necessary liquidity to finance expenditures prior to the receipt of payment for the performance of contracts and to provide bid and performance bonds and letters of credit securing the Company's obligations under its bids and contracts; proposed and actual revisions to U.S. and non-U.S. tax laws, and interpretation of said laws, and U.S. tax treaties with non-U.S. countries (including The Netherlands), that seek to increase income taxes payable; political and economic conditions including, but not limited to, war, conflict or civil or economic unrest in countries in which the Company operates; and a downturn or disruption in the economy in general. Additional factors which could cause actual results to differ materially from such forward-looking statements are described under "Risk Factors" as set forth in the Company's Form 10-K filed with the SEC for the year ended Dec. 31, 2006. The Company does not undertake to update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

    ABOUT CB&I

    CB&I executes more than 500 projects each year and is one of the world's leading engineering, procurement and construction (EPC) companies, specializing in projects for customers that produce, process, store and distribute the world's natural resources. With more than 60 locations and approximately 12,000 employees throughout the world, CB&I capitalizes on its global expertise and local knowledge to safely and reliably deliver projects virtually anywhere. Information about CB&I is available at www.CBI.com.

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       CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF INCOME
              (in thousands, except per share data)

                          Three Months            Twelve Months
                          Ended Dec. 31,          Ended Dec. 31,
                         2006      2005        2006        2005

Revenue              $873,541  $674,622  $3,125,307  $2,257,517
Cost of revenue       801,050   615,540   2,843,554   2,109,113
                      -------   -------   ---------   ---------
  Gross profit         72,491    59,082     281,753     148,404
  % of Revenue            8.3%      8.8%        9.0%        6.6%
Selling and
 administrative
 expenses              31,151    30,419     133,769     106,937
  % of Revenue            3.6%     4.5%        4.3%        4.7%
Intangibles
 amortization             128       342       1,572       1,499
Other operating
 loss (income), net     1,032    (7,933)        773     (10,267)
                      -------   -------   ---------   ---------
 Income from
  operations           40,180    36,254     145,639      50,235
 % of Revenue            4.6%      5.4%        4.7%        2.2%
Interest expense        1,231    (2,164)     (4,751)     (8,858)
Interest income         7,715     2,188      20,420       6,511
                      -------   -------   ---------   ---------
 Income before
  taxes and minority
  interest             49,126    36,208     161,308      47,888

Income tax expense     (8,399)  (18,128)    (38,127)    (28,379)
                      -------   -------   ---------   ---------
 Income before
  minority interest    40,727    18,080     123,181      19,509

Minority interest in
 income                (2,145)     (918)     (6,213)     (3,532)
                      -------   -------   ---------   ---------
  Net income         $ 38,582  $ 17,162  $  116,968  $   15,977
                      =======   =======   =========   =========

Net income per share
  Basic              $   0.40  $   0.18  $     1.21  $     0.16
  Diluted            $   0.40  $   0.17  $     1.19  $     0.16

Weighted average shares
 outstanding
  Basic                96,079    97,843      96,811      97,583
  Diluted              97,496    99,638      98,509      99,766

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       CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
                      SEGMENT INFORMATION
                         (in thousands)

                                 Three Months Ended
                             Dec. 31,           Dec. 31,
                                2006               2005

NEW AWARDS(a)                          % of               % of
                                      Total              Total

North America             $  323,452    33%  $  370,642    58%
Europe/Africa/Middle East    523,887    54%      85,796    14%
Asia Pacific                  17,143     2%     162,654    25%
Central & South America      108,218    11%      21,572     3%
                             -------            -------
  Total                   $  972,700         $  640,664
                             =======            =======

REVENUE                                % of               % of
                                      Total              Total

North America             $  474,762    54%  $  359,551    53%
Europe/Africa/Middle East    300,556    35%     212,044    32%
Asia Pacific                  72,411     8%      68,903    10%
Central & South America       25,812     3%      34,124     5%
                             -------            -------
  Total                   $  873,541         $  674,622
                             =======            =======

INCOME (LOSS) FROM OPERATIONS          % of               % of
                                     Revenue            Revenue

North America             $   31,821    6.7% $   20,182    5.6%
Europe/Africa/Middle East      2,284    0.8%     10,105    4.8%
Asia Pacific                   5,701    7.9%      1,848    2.7%
Central & South America          374    1.4%      4,119   12.1%
                             -------            -------
  Total                   $   40,180    4.6% $   36,254    5.4%
                             =======            =======


                                Twelve Months Ended
                             Dec. 31,           Dec. 31,
                                2006               2005

NEW AWARDS(a)                          % of               % of
                                      Total              Total

North America             $2,753,121    62%  $1,518,317    46%
Europe/Africa/Middle East  1,143,941    26%   1,196,567    37%
Asia Pacific                 324,445     7%     426,265    13%
Central & South America      207,776     5%     138,296     4%
                           ---------          ---------
  Total                   $4,429,283         $3,279,445
                           =========          =========

REVENUE                                % of               % of
                                      Total              Total

North America             $1,676,694    53%  $1,359,878    60%
Europe/Africa/Middle East  1,101,813    35%     582,918    26%
Asia Pacific                 234,764     8%     222,720    10%
Central & South America      112,036     4%      92,001     4%
                           ---------          ---------
  Total                   $3,125,307         $2,257,517
                           =========          =========

INCOME (LOSS) FROM OPERATIONS          % of               % of
                                     Revenue            Revenue

North America             $   79,164    4.7% $   43,799    3.2%
Europe/Africa/Middle East     46,079    4.2%    (11,969)  (2.1%)
Asia Pacific                  16,219    6.9%      8,898    4.0%
Central & South America        4,177    3.7%      9,507   10.3%
                           ---------          ---------
  Total                   $  145,639    4.7% $   50,235    2.2%
                           =========          =========

(a) New awards represent the value of new project commitments received by the Company during a given period. These commitments are included in backlog until work is performed and revenue is recognized or until cancellation. Backlog may also fluctuate with currency movements.
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       CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED BALANCE SHEETS
                         (in thousands)

                                        Dec. 31,       Dec. 31,
                                           2006           2005

ASSETS

Current assets                       $1,346,388     $  950,603
Property and equipment, net             194,644        137,718
Goodwill and other intangibles, net     255,550        257,991
Other non-current assets                 38,428         31,507
                                      ---------      ---------

  Total assets                       $1,835,010     $1,377,819
                                      =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                  $1,187,758     $  758,643
Long-term debt                               --         25,000
Other non-current liabilities           104,817        110,508
Shareholders' equity                    542,435        483,668
                                      ---------      ---------

  Total liabilities and
  shareholders' equity               $1,835,010     $1,377,819
                                      =========      =========

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       CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                    AND OTHER FINANCIAL DATA
                         (in thousands)

                                              Twelve Months
                                              Ended Dec. 31,
                                           2006           2005
CASH FLOWS

Cash flows from operating activities  $ 476,129      $ 164,999
Cash flows from investing activities    (78,599)       (26,350)
Cash flows from financing activities   (112,071)       (41,049)
                                        -------        -------

Increase in cash and
  cash equivalents                      285,459         97,600
Cash and cash equivalents,
  beginning of the year                 333,990        236,390
                                        -------        -------
Cash and cash equivalents,
  end of the year                     $ 619,449      $ 333,990
                                        =======        =======

OTHER FINANCIAL DATA

Depreciation and amortization expense $  28,026      $  18,216
Capital expenditures                  $  80,352      $  36,869

Increase in receivables, net          $(109,964)     $(126,667)
Change in contracts in progress, net    364,676        155,458
Increase in non-current
  contract retentions                    (6,891)        (4,779)
Increase in accounts payable            114,303         79,003
                                        -------        -------
  Change                              $ 362,124      $ 103,015
                                        =======        =======

    CONTACT: CB&I
             Media: Bruce Steimle, +1 832 513 1111
             or
             Analysts: Marty Spake, +1 832 513 1245